                                                                   EXHIBIT 10.25


                                 FIFTH AMENDMENT


This Fifth Amendment ("Agreement") dated January 18, 2001 to that certain Lease dated October 30, 1995 as amended on October 30, 1995 (by the First Amendment), June 7, 1996, March 26, 1998 and June 29, 1998, ("Lease") by and between 7K Broadway LLC, a Colorado limited liability company, successor in interest to Denver Jack Limited Partnership, (hereinafter called, "Landlord"), and Allos Therapeutics, Inc., a Delaware corporation (hereinafter called, "Tenant"), for the Premises consisting of approximately 2,448 rentable square feet described as Suite 320 and for the Premises consisting of approximately 9,208 rentable square feet described as Suite 400, (together "Premises" or "Leased Premises"), located at 7000 Broadway, Denver, Colorado 80221, ("Building") is entered into for the purposes of amending the terms of the Lease. In the event of any conflict between the terms and provisions of the printed portion of the Lease and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail.

WHEREAS, the parties desire to amend the Lease as follows, provided, however, that all other terms, conditions and covenants of the Lease shall remain in full force and effect:

TERMS, CONDITIONS AND COVENANTS

1. Effective February 1, 2001, the area of Leased Premises shall be increased to include Suite 315 consisting of approximately 2,680 rentable square feet ("Additional Premises"). Together, the Additional Premises and the existing Premises combine for a new total area of Leased Premises of approximately 14,336 rentable square feet.

2. Effective February 1, 2001, Tenant's percentage of Operating Expenses shall be 5.93% representing the Additional Premises; 5.39% representing Suite 320 of the Premises; and 20.27% representing Suite 400 of the Premises. Tenant's new total percentage of Operating Expenses for all of the Leased Premises including the Additional Premises is 31.59%.

3. With regard to the Additional Premises only, the "Base Year" for Real Estate Taxes and Operating Expenses as defined in Article 4 (a) and (b) shall mean "calendar year 2000 actual Real Estate Taxes and Operating Expenses", respectively.

4. The Lease Term for the areas of Premises known as Suite 320 and Suite 315 is hereby extended for a period of seven (7) months commencing on July 1, 2001 and terminating on January 31, 2002. The Lease Term for Suite 400 shall remain unchanged thereby terminating July 14, 2002.

5. The Rent for the Leased Premises as provided for in Article 3 (as modified) of the Lease is amended as follows.

        SUITE         RENT PERIOD                                            MONTHLY RENT
        -----         -----------                                            ------------
        315           February 1, 2001 through January 31, 2002               $3,796.67
        320           December 1, 2000 through June 30, 2001                  $2,608.20
                      July 1, 2001 through January 31, 2002                   $3,468.00
        400           Remains the same as in Paragraph 3 of the Fourth
                      Amendment dated June 29, 1998

6. Landlord is leasing and Tenant is taking the Additional Premises in its current as-is condition. Improvements, if any desired by Tenant shall be at the sole cost and expense of Tenant and approved in advance by Landlord.



                                       1.

7. Concurrently with the execution of this Agreement, Tenant shall deposit with Landlord $3,833.44 as additional Security Deposit under the Lease. Upon receipt of said additional Security Deposit, Tenant's Security Deposit provided for in Article 5 of the Lease shall be the total sum of $16,000.00.

8. This Fifth Amendment is expressly contingent upon Landlord executing an early termination agreement on or before January 25, 2001 with the current tenant leasing the Additional Premises, Handyman Online, Inc.

9. The Lease is modified to conform to the terms and conditions of this Agreement and except as herein modified is ratified and affirmed.

10. Time is of the essence under this Agreement, and all provisions herein relating thereto shall be strictly construed. Unless waived by Landlord (which it shall have the right, but not the obligation, to so do), this Agreement is contingent upon execution and delivery by Tenant to Landlord no later than 5:00 p.m. Denver, Colorado time, January 22, 2000.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above written.

LANDLORD:                                   TENANT:
7K Broadway LLC, a Colorado limited         Allos Therapeutics, Inc., a Delaware
-----------------------------------         ------------------------------------
liability company                           corporation
-----------------------------------         ------------------------------------

By: /s/ Joseph Langley                      By: /s/ Michael E. Hart
    -------------------------------------       --------------------------------
         Joseph Langley, Executive VP/CEO
         Fleisher-Smyth Company             Printed Name:   Michael E. Hart
         Its designated Property Manager                    --------------------
                                            Title:  SVP and CFO
                                                    ----------------------------


                                       2.